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LIVE CURRENT MEDIA, INC.
(Name of the Registrant as Specified In Its Charter)

DAVID JEFFS
JOHN DA COSTA
CARL JACKSON
SUSAN JEFFS
CAMERON PAN
ADAM RABINER
AMIR VAHABZADEH
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From: David Jeffs [mailto:dmjeffs@gmail.com]

Sent: Tuesday, September 28, 2010 4:33 AM

Please pass the following on to the gentlemen at ISS, along with my thanks for their time:

1. We are researching public peers of LIVC. Its peers in the same size range are private, but include FragranceNet.com and FragranceX.com. We will follow up with the results of our research.

2.. Hampson's contract filed with the SEC as an 8k can be found here:http://sec.gov/Archives/edgar/data/1108630/000117625607000354/item10107604.htm

This link also includes a brief letter to the SEC explaining Mr. Hampson’s past (N.B. it specifically omits any other business activities that would impact his commitment to LIVC).

Paragraph 2.2 details Hampson's commitment to LIVC..

3. Mr. Hampson’s involvement with Corelink can be found here:http://www.corelink.com/aboutus-news.htm

Most new releases through June of this year feature Hampson's name and/or direct quotations.

The first public filing regarding Mr. Hampson’s employment with Corelink Data Centers is in the LIVC annual report on form 10-K for the year ended 31 December 2008 filed on 31st March 2009. http://www.sec.gov/Archives/edgar/data/1108630/000101968710001150/livecurrent_10k-123109.htm

Here, in March of 2009, the filing details that:· he has been employed as the CEO of Corelink since November 2008,· he has been employed as the CEO of Techvibes Media Inc. since March 2007, three months before he became CEO of the company, and· he has been employed as the president and CEO of Fibrox Technologies Ltd. since June 1994, a full 15 years before he became CEO of the company.

4. The amendments to Mr. Hampson's contract can be found here in LIVC's 10Q filed Nov. 16, 2009 on page 59 and 60 under the title Subsequent Events:http://sec.gov/Archives/edgar/data/1108630/000101968709004107/livecurrent_10q-093009.htm

A further amendment can be found here in LIVC's 10Q filed August 16, 2010 on page 32 under the section Management Changes:http://sec.gov/Archives/edgar/data/1108630/000101968710003042/livc_10q-063010.htm

Let me know if you need more information.

Thanks,

David Jeffs